Exhibit 99.1
For Immediate Release

CONTACTS:	Tony Rossi Financial Profiles 310-478-2700 x13 trossi@finprofiles.com
IGO REPORTS FIRST QUARTER 2010 FINANCIAL RESULTS
SCOTTSDALE, Ariz., May 6, 2010 — iGo, Inc. (Nasdaq: IGOI), a leading provider of eco-friendly power management solutions, today reported financial results for the first quarter ending March 31, 2010.
Net income was $769,000, or $0.02 per share, in the first quarter of 2010, compared with a net loss of $1.1 million, or ($0.03) per share, in the same quarter of the prior year. Net income for the first quarter of 2010 was positively impacted by a $1.7 million gain recognized upon the reversal of a valuation allowance that had been previously recorded against a note receivable from Mission Technology Group, which acquired iGo’s expansion/docking business in 2007.
Revenue was $8.2 million in the first quarter of 2010, compared to $13.4 million in the same period of the prior year. The decline in revenue is primarily due to lower sales to private label distributors.
Gross margin was 32.5% in the first quarter of 2010, compared to 29.1% in the first quarter of 2009. The increase in gross margin is primarily due to a greater percentage of revenue being generated through higher margin direct to retail sales efforts.
Total selling, general and administrative expenses in the first quarter of 2010 were $3.7 million, compared with $5.3 million in the same period of the prior year. The decline in selling, general and administrative expenses is primarily due to efforts made to reduce the Company’s cost structure during the past year.
The Company’s balance sheet remained strong with $33.2 million in cash, cash equivalents, and short-term investments as of March 31, 2010. The Company continues to have no long-term debt and had a book value per share of $1.26 based on 32.7 million common shares issued and outstanding as of March 31, 2010.
Michael D. Heil, President and Chief Executive Officer of iGo, commented, “Our first quarter results were in line with our expectations and reflect the higher gross margins we have achieved through our transition to a direct to retail sales model. Despite the lower level of revenue, our operating results have improved and our balance sheet and cash position have remained extremely strong. Going forward, we expect to see a steady increase in revenue driven by the new accounts we have added in the consumer electronics and small- and medium-business (SMB) channels. Our storecount in North America has increased more than 20% since the start of the

iGo, Inc.

year and we are now in more than 15,000 locations. As we continue to add more accounts and grow revenue, we believe we can deliver sustainable improvement in our profitability.”
About iGo, Inc.
iGo, Inc., based in Scottsdale, Arizona, is a leading provider of power management solutions, including eco-friendly chargers for laptop computers and mobile electronic devices (e.g., mobile phones, PDAs, digital cameras, etc.). All of these chargers leverage iGo’s intelligent tip technology, which significantly minimizes electronic waste by enabling one charger to charge hundreds of brands and thousands of models of mobile electronic devices through the use of interchangeable tips. iGo is also the creator of a new, innovative patent-pending power saving technology that automatically eliminates wasteful and expensive standby or “vampire” power that is generated from chargers continuing to draw electricity when a mobile electronic device no longer requires charging or is disconnected from the charger.
iGo’s products are available at www.iGo.com as well as through leading resellers and retailers. For additional information call 480-596-0061, or visit www.igo.com.
iGo is a registered trademark of iGo, Inc. All other trademarks or registered trademarks are the property of their respective owners.
This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. The words “believe,” “expect,” “anticipate,” “should,” and other similar statements of expectations identify forward-looking statements. Forward-looking statements in this press release include expectations that the Company will steadily increase revenue due to the addition of new accounts and new sales channels; and the belief that additional accounts and higher revenue will result in a sustainable improvement in profitability. These forward-looking statements are based largely on management’s expectations and involve known and unknown risks, uncertainties and other factors, which may cause the Company’s actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Risks that could cause results to differ materially from those expressed in these forward-looking statements include, among others, the loss of, and failure to replace, or substantial declines in orders from, any significant customers, most notably including RadioShack; the inability of the Company’s sales and marketing strategy to generate broader consumer awareness, increased adoption rates, or impact sell-through rates at the retail and wireless carrier level; the timing and success of product development efforts and new product introductions, including internal development projects as well as those being pursued with strategic partners; the timing and success of product developments, introductions and pricing of competitors; the timing of, or declines in, substantial customer orders; the availability of qualified personnel; the availability and performance of suppliers and subcontractors; increases in manufacturing or component costs; the ability to expand and protect the Company’s proprietary rights and intellectual property; the successful resolution of unanticipated and pending litigation matters; market demand and industry and general economic or business conditions; and other factors to which this press release refers. Additionally, other factors that could cause actual results to differ materially from those set forth in, contemplated by, or underlying these forward-looking statements are included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 under the heading “Risk Factors.” In light of these risks and uncertainties, the forward-looking statements contained in this press release may not prove to be accurate. The Company undertakes no obligation to publicly update or revise

iGo, Inc.

any forward-looking statements, or any facts, events, or circumstances after the date hereof that may bear upon forward-looking statements. Additionally, the Company does not undertake any responsibility to update you on the occurrence of unanticipated events which may cause actual results to differ from those expressed or implied by these forward-looking statements.

iGo, Inc.

iGo, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(000’s except per share data)
(unaudited)

	Three months ended
	March 31,
	2010	2009
		As recast
Net revenue	$8,168	$13,412

Gross profit	2,651	3,897

Selling, engineering and administrative expenses	3,726	5,250

Loss from operations	(1,075)	(1,353)
Interest income (expense), net	56	92
Other income (expense), net	1,788	210

Net income (loss)	$769	$(1,051)

Net income (loss) per share:
Basic	$0.02	$(0.03)
Diluted	$0.02	$(0.03)

Weighted avg common shares outstanding:
Basic	32,558	32,087
Diluted	33,634	32,087

iGo, Inc.

iGo, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(000’s)
(unaudited)

	March 31,	December 31,
	2010	2009
		As recast
ASSETS

Cash and cash equivalents	$13,790	$19,775
Short-term investments	19,394	12,777
Accounts receivable, net	5,445	5,109
Note receivable from Mission Technology Group, net	1,700	—
Inventories	4,610	5,964
Prepaid expenses and other current assets	271	401

Total current assets	45,210	44,026
Other assets, net	1,810	2,151

Total assets	$47,020	$46,177

LIABILITIES AND EQUITY

Liabilities, excluding deferred revenue	$4,715	$4,981
Deferred revenue	1,135	914

Total liabilities	5,850	5,895

Total stockholders’ equity	41,170	40,282

Total liabilities and equity	$47,020	$46,177

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